EXHIBIT 99.9

K-Mc Ventures I LLC

Estimated

Future Reserves and Income

Attributable to Certain

Leasehold Interests

SEC Parameters

Beginning

July 1, 2012

                    \s\ Edward J. Gibbon

Edward J. Gibbon, P.E.

TBPE License No. 52750

Senior Vice President

[SEAL]

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-MC VENTURES I LLC

TABLE OF CONTENTS

DISCUSSION

PETROLEUM RESERVES DEFINITIONS

TABLE NO.

PROPERTY RANKING	A
SUMMARY OF GROSS AND NET RESERVE AND INCOME DATA	B
SUMMARY OF INITIAL BASIC DATA	C

MAIN PASS BLOCK 299
FIELD SUMMARY - TOTAL PROVED	1
FIELD SUMMARY - PROVED PRODUCING	2
FIELD SUMMARY - PROVED DEPLETED	3
OCS-G 12362 A-01(CAPROCK) - PROVED PRODUCING	4
OCS-G 12362 A-02ST (CAPROCK) - PROVED PRODUCING	5
OCS-G 12362 A-05 (G SAND) - PROVED PRODUCING	6
OCS-G 12362 A-07ST-1 (G SAND) - PROVED PRODUCING	7
OCS-G 12362 A-10 (CAPROCK) - PROVED PRODUCING	8
OCS-G 12362 B-01ST-1 (G SAND) - PROVED PRODUCING	9
OCS-G 12362 B-02 (CAPROCK) - PROVED PRODUCING	10
OCS-G 12362 B-04ST-1 (G SAND) - PROVED PRODUCING	11
OCS-G 12362 B-05ST-1 (G SAND) - PROVED PRODUCING	12
OCS-G 12362 B-06ST-2 (G SAND) - PROVED PRODUCING	13
OCS-G 12362 B-08ST-1 (G SAND) - PROVED PRODUCING	14
OCS-G 12362 B-09 (CAPROCK) - PROVED PRODUCING	15
OCS-G 12362 B-14 (G SAND) - PROVED PRODUCING	16
OCS-G 12362 DEPLETED - PROVED DEPLETED	17
MP 299 FIXED & ABAN - PROVED PRODUCING	18

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS - TBPE FIRM LICENSE No. F-1580

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

July 20, 2012

K-Mc Ventures I LLC

1615 Poydras Street

New Orleans, LA 70112

Gentlemen:

At your request, Ryder Scott Company (Ryder Scott) has prepared an estimate of the proved reserves, future production, and income attributable to certain leasehold interests of K-Mc Ventures I LLC (K-Mc) in the Main Pass Block 299 Field beginning July 1, 2012. This report is being provided to Freeport-McMoRan Energy LLC (FME) as operator of the field. The subject property is located in the federal waters offshore Louisiana. The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). Our third party study, completed on July 13, 2012, is presented herein.

The properties evaluated by Ryder Scott represent 100 percent of the total net proved reserves of K-Mc beginning July 1, 2012.

The estimated reserves and future net income amounts presented in this report, beginning July 1, 2012, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

SEC PARAMETERS

Estimated Net Reserves and Income Data

Certain Leasehold Interests of

K-Mc Ventures I LLC

Beginning July 1, 2012

Total Proved Producing
Net Remaining Reserves
Oil/Condensate – Barrels	1,760,806

Income Data
Future Gross Revenue	$182,988,258
Deductions	143,002,270

Future Net Income (FNI)	$39,985,988
Discounted FNI @ 10%	$41,688,302

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4        TEL (403) 262-2799        FAX (403) 262-2790

621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501            TEL (303) 623-9147        FAX (303) 623-4258

K-Mc Ventures I LLC

July 20, 2012

Liquid hydrocarbons are expressed in standard 42 gallon barrels.

The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software PHDWin Petroleum Economic Evaluation Software, a copyrighted program of TRC Consultants L.C. The program was used at the request of K-Mc. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells, recompletion costs, development costs, and certain abandonment costs net of salvage. Certain gas, oil and condensate processing, handling and transportation fees are included as “other” costs. The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist, nor does it include any adjustment for cash on hand or undistributed income. Liquid hydrocarbon reserves account 100 percent of total future gross revenue from proved reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown in summary form as follows.

Discounted Future Net Income Beginning July 1, 2012
Discount Rate Percent	Total Proved
8	$41,878,369
15	$40,580,150
20	$38,933,464
25	$37,048,258

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.

The various proved reserve status categories are defined under the attachment entitled “Petroleum Reserves Definitions” in this report.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-Mc Ventures I LLC

July 20, 2012

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves, and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At K-Mc’s request, this report addresses only the proved reserves attributable to the properties evaluated herein.

Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward. The proved reserves included herein were estimated using deterministic methods. If deterministic methods are used, the SEC has defined reasonable certainty for proved reserves as a “high degree of confidence that the quantities will be recovered.”

Proved reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

K-Mc’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a detailed study of the Main Pass 299 Field in which K-Mc owns an interest; however, we have not made any field examination of the property. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Estimates of Reserves

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-Mc Ventures I LLC

July 20, 2012

or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

All of the proved reserves for the property included herein were estimated by performance methods. The performance method was decline curve analysis, which utilized extrapolations of historical production data available through June 2012. The data utilized in this analysis were furnished to Ryder Scott by K-Mc or obtained from public data sources and were considered sufficient for the purpose thereof.

To estimate economically recoverable proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

K-Mc has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-Mc Ventures I LLC

July 20, 2012

our forecast of future proved production and income, we have relied upon data furnished by K-Mc with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by K-Mc. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.” In our opinion, the proved reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

The future production rates from wells currently on production may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period.

K-Mc furnished us with the above mentioned average prices in effect on July 1, 2012. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used for the geographic area included in the report. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by K-Mc. The differentials furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by K-Mc to determine these differentials.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-Mc Ventures I LLC

July 20, 2012

In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the “average realized prices.” The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the total net reserves for the geographic area and presented in accordance with SEC disclosure requirements for each of the geographic areas included in the report.

Geographic Area	Product	Price Reference	Average Benchmark Prices	Average Realized Prices
United States	Oil/Condensate	WTI Cushing	$95.67/Bbl	$103.92/Bbl

The effects of derivative instruments designated as price hedges of oil quantities are not reflected in our individual property evaluations.

Costs

Operating costs for the leases and wells in this report are based on the operating expense reports of K-Mc and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the operating cost data used by K-Mc. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs were furnished to us by K-Mc and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage were significant. The estimates of the net abandonment costs furnished by K-Mc were accepted without independent verification.

Current costs used by K-Mc were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

K-Mc Ventures I LLC

July 20, 2012

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to K-Mc. Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

We have provided K-Mc with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by K-Mc and the original signed report letter, the original signed report letter shall control and supersede the digital version.

This report was prepared for the exclusive use and sole benefit of K-Mc Ventures I LLC and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

\s\ Edward J. Gibbon

Edward J. Gibbon, P.E.

TBPE License No. 52750

Senior Vice President

[SEAL]

EJG (FPR)/pl

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Edward J. Gibbon was the primary technical person responsible for overseeing the estimate of the reserves, future production and income prepared by Ryder Scott.

Mr. Gibbon, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2003, is a Senior Vice President and also serves as an Engineering Group Coordinator responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America. Before joining Ryder Scott, Mr. Gibbon served in a number of engineering positions with Tenneco Oil Company, Pogo Producing Company, North Central Oil Corporation, Texas General Petroleum Corp., IDM Engineering, Inc., Tatham Offshore, Inc., and Harken Energy Corp. For more information regarding Mr. Gibbon’s geographic and job specific experience, please refer to the Ryder Scott Company website at http://www.ryderscott.com/Experience/Employees.php.

Mr. Gibbon earned a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines in 1968 and is a Licensed Professional Engineer in the State of Texas and a licensed Professional Engineer in the State of Louisiana. He is also a member of the Society of Petroleum Evaluation Engineers, the Society of Petroleum Engineers, and the Society of Petrophysicists and Well Log Analysts.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Gibbon fulfills. As part of his 2011 continuing education hours, Mr. Gibbon attended 5 hours of formalized training specifically relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Gibbon attended an additional 4 hours of formalized in-house training as well as 13 hours of formalized external training during 2011 covering such topics deepwater well testing methods; reservoir engineering, geoscience and petroleum economics evaluation methods; supplies of North American shale gas and resource plays; and ethics for consultants.

Based on his educational background, professional training and more than 44 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Gibbon has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Reserves do not include quantities of petroleum being held in inventory.

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

PROVED RESERVES (SEC DEFINITIONS) CONTINUED

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

RESERVES STATUS DEFINITIONS AND GUIDELINES

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals which are open at the time of the estimate, but which have not started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC PROPERTY RANKING BY PROVED DISCOUNTED FUTURE NET INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE A PAGE 1 OF 1

	RANK/	-------------- NET RESERVES -------		$ FUTURE NET INCOME (B)	$ FUTURE NET INCOME DISC. AT 10.0%	PERCENT OF TOTAL	CUMULATIVE PERCENT OF TOTAL	TABLE NUMBER
	RESV. TYPE (A)	(BARRELS) OIL/COND	(MMCF) GAS

MAIN PASS BLOCK 299 LOUISIANA	1
OCS-G 12362 A-01 (CAPROCK)	PV-PD	603,580	0	58,307,645	42,211,237	101.254	101.254	4

MAIN PASS BLOCK 299 LOUISIANA	2
OCS-G 12362 A-07ST-1 (G SAND)	PV-PD	391,876	0	37,856,433	27,771,072	66.616	167.870	7

MAIN PASS BLOCK 299 LOUISIANA	3
OCS-G 12362 B-14 (G SAND)	PV-PD	298,575	0	28,843,252	21,761,700	52.201	220.071	16

MAIN PASS BLOCK 299 LOUISIANA	4
OCS-G 12362 A-02ST (CAPROCK)	PV-PD	258,489	0	24,817,403	18,344,337	44.004	264.075	5

MAIN PASS BLOCK 299 LOUISIANA	5
OCS-G 12362 B-08ST-1 (G SAND)	PV-PD	57,437	0	5,548,615	4,449,942	10.674	274.749	14

MAIN PASS BLOCK 299 LOUISIANA	6
OCS-G 12362 B-02 (CAPROCK)	PV-PD	43,446	0	4,197,035	3,482,051	8.353	283.102	10

MAIN PASS BLOCK 299 LOUISIANA	7
OCS-G 12362 B-06ST-2 (G SAND)	PV-PD	28,604	0	2,763,203	2,305,712	5.531	288.633	13

MAIN PASS BLOCK 299 LOUISIANA	8
OCS-G 12362 B-09 (CAPROCK)	PV-PD	29,258	0	2,826,440	2,139,220	5.131	293.764	15

MAIN PASS BLOCK 299 LOUISIANA	9
OCS-G 12362 B-04ST-1 (G SAND)	PV-PD	14,272	0	1,378,687	1,178,963	2.828	296.592	11

MAIN PASS BLOCK 299 LOUISIANA	10
OCS-G 12362 A-10 (CAPROCK)	PV-PD	14,702	0	1,420,224	1,085,239	2.603	299.195	8

MAIN PASS BLOCK 299 LOUISIANA	11
OCS-G 12362 B-01ST-1 (G SAND)	PV-PD	10,841	0	1,047,258	936,424	2.246	301.442	9

MAIN PASS BLOCK 299 LOUISIANA	12
OCS-G 12362 B-05ST-1 (G SAND)	PV-PD	5,321	0	514,008	459,055	1.101	302.543	12

MAIN PASS BLOCK 299 LOUISIANA	13
OCS-G 12362 A-05 (G SAND)	PV-PD	4,405	0	425,536	379,328	0.910	303.453	6

MAIN PASS BLOCK 299 LOUISIANA	14
OCS-G 12362 DEPLETED	PV-DP	0	0	0	0	0.000	303.453	17

MAIN PASS BLOCK 299 LOUISIANA	15
MP 299 FIXED & ABAN	PV-PD	0	0	-129,959,752	-84,815,979	-203.453	100.000	18

TOTAL PROVED		1,760,806	0	39,985,987	41,688,302	100.000	100.000

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD	= PRODUCING	DP = DEPLETED
	PB = PROBABLE		BP	= BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI	= SHUT IN	NP = NON-PRODUCING
			UD	= UNDEVELOPED
(B) BEFORE FEDERAL OR STATE INCOME TAXES

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC SUMMARY OF GROSS AND NET RESERVES AND INCOME DATA ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE B PAGE 1 OF 1

		------- ESTIMATED REMAINING RESERVES ------				-------------- ESTIMATED FUTURE DOLLARS, $ --------------
		---- 100% GROSS ----		------------ NET --------------		GROSS REV		NET INCOME BEFORE FIT
	RESV	(BARRELS)	(MMCF)	(BARRELS)	(MMCF)	AFTER PROD	TOTAL		DISCOUNT
	TYPE (A)	OIL/COND	GAS	OIL/COND	SALES GAS	TAX	DEDUCTION	UNDISC	AT 10.00%

MAIN PASS BLOCK 299 LOUISIANA
OCS-G 12362 A-01 (CAPROCK)	PV-PD	724,296	0	603,580	0	62,725,851	4,418,206	58,307,645	42,211,237
OCS-G 12362 A-02ST (CAPROCK)	PV-PD	335,337	0	258,489	0	26,862,960	2,045,557	24,817,403	18,344,337
OCS-G 12362 A-05 (G SAND)	PV-PD	5,286	0	4,405	0	457,781	32,245	425,536	379,328
OCS-G 12362 A-07ST-1 (G SAND)	PV-PD	470,252	0	391,876	0	40,724,969	2,868,535	37,856,433	27,771,072
OCS-G 12362 A-10 (CAPROCK)	PV-PD	17,642	0	14,702	0	1,527,840	107,616	1,420,224	1,085,239
OCS-G 12362 B-01ST-1 (G SAND)	PV-PD	13,009	0	10,841	0	1,126,613	79,355	1,047,258	936,424
OCS-G 12362 B-02 (CAPROCK)	PV-PD	52,135	0	43,446	0	4,515,062	318,026	4,197,035	3,482,051
OCS-G 12362 B-04ST-1 (G SAND)	PV-PD	17,126	0	14,272	0	1,483,156	104,469	1,378,687	1,178,963
OCS-G 12362 B-05ST-1 (G SAND)	PV-PD	6,385	0	5,321	0	552,957	38,948	514,008	459,055
OCS-G 12362 B-06ST-2 (G SAND)	PV-PD	34,324	0	28,604	0	2,972,582	209,379	2,763,203	2,305,712
OCS-G 12362 B-08ST-1 (G SAND)	PV-PD	68,925	0	57,437	0	5,969,056	420,441	5,548,615	4,449,942
OCS-G 12362 B-09 (CAPROCK)	PV-PD	35,110	0	29,258	0	3,040,611	214,171	2,826,440	2,139,220
OCS-G 12362 B-14 (G SAND)	PV-PD	358,290	0	298,575	0	31,028,822	2,185,570	28,843,252	21,761,700
OCS-G 12362 DEPLETED	PV-DP	0	0	0	0	0	0	0	0
MP 299 FIXED & ABAN	PV-PD	0	0	0	0	0	129,959,752	(129,959,752)	(84,815,979)

PROVED PRODUCING		2,138,118	0	1,760,806	0	182,988,258	143,002,270	39,985,987	41,688,302

TOTAL PROVED		2,138,118	0	1,760,806	0	182,988,258	143,002,270	39,985,987	41,688,302

GRAND SUMMARIES

PROVED PRODUCING		2,138,118	0	1,760,806	0	182,988,258	143,002,270	39,985,987	41,688,302

TOTAL PROVED		2,138,118	0	1,760,806	0	182,988,258	143,002,270	39,985,987	41,688,302

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD	= PRODUCING	DP = DEPLETED
	PB = PROBABLE		BP	= BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI	= SHUT IN	NP = NON-PRODUCING
			UD	= UNDEVELOPED

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC SUMMARY OF INITIAL BASIC DATA ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE C PAGE 1 OF 1

		(A)	NO.		---- INTERESTS -----		LIQUIDS	GAS DATA		GROSS
	PRIM	RESV	OF	LOCATION	---- EVALUATED ----		PRICE	PRICE		COST
	PROD	TYPE	WELLS	SEC TWP RNG	W.I.	N.R.I.	$/bbl	$/Mcf	BTU	$/MONTH

MAIN PASS BLOCK 299
LOUISIANA
OCS-G 12362 A-01 (CAPROCK)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 A-02ST (CAPROCK)	OIL	PV-PD	1		1.000000	0.770833	103.92	3.15	1,000	0
OCS-G 12362 A-05 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 A-07ST-1 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 A-10 (CAPROCK)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-01ST-1 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-02 (CAPROCK)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-04ST-1 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-05ST-1 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-06ST-2 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-08ST-1 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-09 (CAPROCK)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 B-14 (G SAND)	OIL	PV-PD	1		1.000000	0.833333	103.92	3.15	1,000	0
OCS-G 12362 DEPLETED	OIL	PV-DP	0		1.000000	0.833333	-	-	1,000	0
MP 299 FIXED & ABAN	OIL	PV-PD	0		1.000000	1.000000	-	-	1,000	1,170,272

(A) RESERVE TYPES:	PV = PROVED	STATUS:	PD	= PRODUCING	DP = DEPLETED
	PB = PROBABLE		BP	= BEHIND PIPE	PB = PAYBACK
	PS = POSSIBLE		SI	= SHUT IN	NP = NON-PRODUCING
			UD	= UNDEVELOPED

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 1

FIELD SUMMARY
MAIN PASS BLOCK 299								TOTAL PROVED
								ALL CATEGORIES
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL								8.00%	41,878,369
FINAL								10.00%	41,688,302
REMARKS								15.00%	40,580,150
								20.00%	38,933,464
								25.00%	37,048,258

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	13	224,734	0	0	185,179	0	0	103.92	0.00	0.00
2013	13	387,730	0	0	319,409	0	0	103.92	0.00	0.00
2014	13	335,644	0	0	276,486	0	0	103.92	0.00	0.00
2015	12	291,780	0	0	240,304	0	0	103.92	0.00	0.00
2016	10	260,289	0	0	214,348	0	0	103.92	0.00	0.00
2017	9	232,119	0	0	191,119	0	0	103.92	0.00	0.00
2018	7	204,314	0	0	168,146	0	0	103.92	0.00	0.00
2019	5	186,474	0	0	153,446	0	0	103.92	0.00	0.00
2020	4	15,032	0	0	12,368	0	0	103.92	0.00	0.00
2021	0	0	0	0	0	0	0	0.00	0.00	0.00

Sub-Total		2,138,118	0	0	1,760,806	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		2,138,118	0	0	1,760,806	0	0	103.92	0.00	0.00

Cumulative		50,227,043	0	7,830
Ultimate		52,365,161	0	7,830

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	19,244,375	0	0	0	19,244,375	0	0	0	19,244,375
2013	33,193,892	0	0	0	33,193,892	0	0	0	33,193,892
2014	28,733,304	0	0	0	28,733,304	0	0	0	28,733,304
2015	24,973,109	0	0	0	24,973,109	0	0	0	24,973,109
2016	22,275,737	0	0	0	22,275,737	0	0	0	22,275,737
2017	19,861,710	0	0	0	19,861,710	0	0	0	19,861,710
2018	17,474,244	0	0	0	17,474,244	0	0	0	17,474,244
2019	15,946,531	0	0	0	15,946,531	0	0	0	15,946,531
2020	1,285,355	0	0	0	1,285,355	0	0	0	1,285,355
2021	0	0	0	0	0	0	0	0	0

Sub-Total	182,988,258	0	0	0	182,988,258	0	0	0	182,988,258
Remainder	0	0	0	0	0	0	0	0	0
Total Future	182,988,258	0	0	0	182,988,258	0	0	0	182,988,258

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	8,392,511	0	175,000	0	8,567,511	10,676,864	10,676,864	10,425,016
2013	16,408,419	0	0	0	16,408,419	16,785,473	27,462,338	15,229,054
2014	16,090,694	0	0	0	16,090,694	12,642,610	40,104,948	10,380,626
2015	15,823,123	0	0	0	15,823,123	9,149,986	49,254,934	6,802,156
2016	15,631,027	0	0	0	15,631,027	6,644,710	55,899,644	4,472,508
2017	15,459,191	0	0	0	15,459,191	4,402,519	60,302,163	2,685,741
2018	15,289,580	0	0	0	15,289,580	2,184,664	62,486,827	1,210,353
2019	15,180,756	0	0	0	15,180,756	765,776	63,252,602	384,271
2020	1,481,970	0	0	0	1,481,970	-196,615	63,055,987	-87,750
2021	20,000	0	23,050,000	0	23,070,000	-23,070,000	39,985,987	-9,813,672

Sub-Total	119,777,270	0	23,225,000	0	143,002,270	39,985,987		41,688,302
Remainder	0	0	0	0	0	0	39,985,987	0
Total Future	119,777,270	0	23,225,000	0	143,002,270	39,985,987		41,688,302

Life of summary is: 8.59 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 2

FIELD SUMMARY
MAIN PASS BLOCK 299								PROVED
								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL								8.00%	41,878,369
FINAL								10.00%	41,688,302
REMARKS								15.00%	40,580,150
								20.00%	38,933,464
								25.00%	37,048,258

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	13	224,734	0	0	185,179	0	0	103.92	0.00	0.00
2013	13	387,730	0	0	319,409	0	0	103.92	0.00	0.00
2014	13	335,644	0	0	276,486	0	0	103.92	0.00	0.00
2015	12	291,780	0	0	240,304	0	0	103.92	0.00	0.00
2016	10	260,289	0	0	214,348	0	0	103.92	0.00	0.00
2017	9	232,119	0	0	191,119	0	0	103.92	0.00	0.00
2018	7	204,314	0	0	168,146	0	0	103.92	0.00	0.00
2019	5	186,474	0	0	153,446	0	0	103.92	0.00	0.00
2020	4	15,032	0	0	12,368	0	0	103.92	0.00	0.00
2021	0	0	0	0	0	0	0	0.00	0.00	0.00

Sub-Total		2,138,118	0	0	1,760,806	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		2,138,118	0	0	1,760,806	0	0	103.92	0.00	0.00

Cumulative		31,261,898	0	4,845
Ultimate		33,400,016	0	4,845

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	19,244,375	0	0	0	19,244,375	0	0	0	19,244,375
2013	33,193,892	0	0	0	33,193,892	0	0	0	33,193,892
2014	28,733,304	0	0	0	28,733,304	0	0	0	28,733,304
2015	24,973,109	0	0	0	24,973,109	0	0	0	24,973,109
2016	22,275,737	0	0	0	22,275,737	0	0	0	22,275,737
2017	19,861,710	0	0	0	19,861,710	0	0	0	19,861,710
2018	17,474,244	0	0	0	17,474,244	0	0	0	17,474,244
2019	15,946,531	0	0	0	15,946,531	0	0	0	15,946,531
2020	1,285,355	0	0	0	1,285,355	0	0	0	1,285,355
2021	0	0	0	0	0	0	0	0	0

Sub-Total	182,988,258	0	0	0	182,988,258	0	0	0	182,988,258
Remainder	0	0	0	0	0	0	0	0	0
Total Future	182,988,258	0	0	0	182,988,258	0	0	0	182,988,258

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	8,392,511	0	175,000	0	8,567,511	10,676,864	10,676,864	10,425,016
2013	16,408,419	0	0	0	16,408,419	16,785,473	27,462,338	15,229,054
2014	16,090,694	0	0	0	16,090,694	12,642,610	40,104,948	10,380,626
2015	15,823,123	0	0	0	15,823,123	9,149,986	49,254,934	6,802,156
2016	15,631,027	0	0	0	15,631,027	6,644,710	55,899,644	4,472,508
2017	15,459,191	0	0	0	15,459,191	4,402,519	60,302,163	2,685,741
2018	15,289,580	0	0	0	15,289,580	2,184,664	62,486,827	1,210,353
2019	15,180,756	0	0	0	15,180,756	765,776	63,252,602	384,271
2020	1,481,970	0	0	0	1,481,970	-196,615	63,055,987	-87,750
2021	20,000	0	23,050,000	0	23,070,000	-23,070,000	39,985,987	-9,813,672

Sub-Total	119,777,270	0	23,225,000	0	143,002,270	39,985,987		41,688,302
Remainder	0	0	0	0	0	0	39,985,987	0
Total Future	119,777,270	0	23,225,000	0	143,002,270	39,985,987		41,688,302

Life of summary is: 8.59 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 3

FIELD SUMMARY
MAIN PASS BLOCK 299								PROVED
								DEPLETED
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL								8.00%	0
FINAL								10.00%	0
REMARKS								15.00%	0
								20.00%	0
								25.00%	0

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)

Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00

Cumulative		18,965,145	0	2,985
Ultimate		18,965,145	0	2,985

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $

Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%

Sub-Total	0	0	0	0	0	0		0
Remainder	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0		0

Life of summary is: 0.00 years.

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 4

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 A-01 (CAPROCK)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	44,855,212
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	42,211,237
REMARKS								15.00%	36,555,020
								20.00%	32,003,516
								25.00%	28,304,528

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	60,885	0	0	50,738	0	0	103.92	0.00	0.00
2013	1	113,994	0	0	94,995	0	0	103.92	0.00	0.00
2014	1	105,930	0	0	88,275	0	0	103.92	0.00	0.00
2015	1	98,838	0	0	82,365	0	0	103.92	0.00	0.00
2016	1	92,809	0	0	77,341	0	0	103.92	0.00	0.00
2017	1	86,953	0	0	72,461	0	0	103.92	0.00	0.00
2018	1	81,739	0	0	68,116	0	0	103.92	0.00	0.00
2019	1	76,838	0	0	64,032	0	0	103.92	0.00	0.00
2020	1	6,310	0	0	5,258	0	0	103.92	0.00	0.00

Sub-Total		724,296	0	0	603,580	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		724,296	0	0	603,580	0	0	103.92	0.00	0.00

Cumulative		6,900,216	0	1,259
Ultimate		7,624,512	0	1,259

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	5,272,828	0	0	0	5,272,828	0	0	0	5,272,828
2013	9,872,141	0	0	0	9,872,141	0	0	0	9,872,141
2014	9,173,782	0	0	0	9,173,782	0	0	0	9,173,782
2015	8,559,599	0	0	0	8,559,599	0	0	0	8,559,599
2016	8,037,471	0	0	0	8,037,471	0	0	0	8,037,471
2017	7,530,362	0	0	0	7,530,362	0	0	0	7,530,362
2018	7,078,840	0	0	0	7,078,840	0	0	0	7,078,840
2019	6,654,391	0	0	0	6,654,391	0	0	0	6,654,391
2020	546,438	0	0	0	546,438	0	0	0	546,438

Sub-Total	62,725,851	0	0	0	62,725,851	0	0	0	62,725,851
Remainder	0	0	0	0	0	0	0	0	0
Total Future	62,725,851	0	0	0	62,725,851	0	0	0	62,725,851

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	371,401	0	0	0	371,401	4,901,427	4,901,427	4,780,831
2013	695,362	0	0	0	695,362	9,176,779	14,078,206	8,312,002
2014	646,172	0	0	0	646,172	8,527,610	22,605,816	6,992,096
2015	602,910	0	0	0	602,910	7,956,688	30,562,504	5,905,801
2016	566,133	0	0	0	566,133	7,471,337	38,033,842	5,019,375
2017	530,414	0	0	0	530,414	6,999,947	45,033,789	4,256,603
2018	498,611	0	0	0	498,611	6,580,229	51,614,018	3,622,342
2019	468,714	0	0	0	468,714	6,185,677	57,799,696	3,082,591
2020	38,489	0	0	0	38,489	507,949	58,307,645	239,596

Sub-Total	4,418,206	0	0	0	4,418,206	58,307,645		42,211,237
Remainder	0	0	0	0	0	0	58,307,645	0
Total Future	4,418,206	0	0	0	4,418,206	58,307,645		42,211,237

Life of evaluation is: 7.59 years.

Final production rate: 1,730 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 5

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 A-02ST (CAPROCK)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.77083330		0.77083330	103.92		3.15	8.00%	19,413,967
FINAL	1.00000000	0.77083330		0.77083330	103.92		3.15	10.00%	18,344,337
REMARKS								15.00%	16,044,928
								20.00%	14,181,091
								25.00%	12,655,048

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	33,589	0	0	25,892	0	0	103.92	0.00	0.00
2013	1	59,200	0	0	45,634	0	0	103.92	0.00	0.00
2014	1	51,473	0	0	39,677	0	0	103.92	0.00	0.00
2015	1	45,539	0	0	35,103	0	0	103.92	0.00	0.00
2016	1	40,944	0	0	31,561	0	0	103.92	0.00	0.00
2017	1	37,011	0	0	28,529	0	0	103.92	0.00	0.00
2018	1	33,851	0	0	26,093	0	0	103.92	0.00	0.00
2019	1	31,190	0	0	24,043	0	0	103.92	0.00	0.00
2020	1	2,540	0	0	1,958	0	0	103.92	0.00	0.00

Sub-Total		335,337	0	0	258,489	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		335,337	0	0	258,489	0	0	103.92	0.00	0.00

Cumulative		158,168	0	22
Ultimate		493,505	0	22

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	2,690,754	0	0	0	2,690,754	0	0	0	2,690,754
2013	4,742,391	0	0	0	4,742,391	0	0	0	4,742,391
2014	4,123,365	0	0	0	4,123,365	0	0	0	4,123,365
2015	3,647,995	0	0	0	3,647,995	0	0	0	3,647,995
2016	3,279,898	0	0	0	3,279,898	0	0	0	3,279,898
2017	2,964,836	0	0	0	2,964,836	0	0	0	2,964,836
2018	2,711,701	0	0	0	2,711,701	0	0	0	2,711,701
2019	2,498,580	0	0	0	2,498,580	0	0	0	2,498,580
2020	203,441	0	0	0	203,441	0	0	0	203,441

Sub-Total	26,862,960	0	0	0	26,862,960	0	0	0	26,862,960
Remainder	0	0	0	0	0	0	0	0	0
Total Future	26,862,960	0	0	0	26,862,960	0	0	0	26,862,960

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating Costs	Ad Valorem Taxes	Development Costs	Other	Total	Undiscounted		Discounted
Year						Annual	Cumulative	@ 10.00%
2012	204,895	0	0	0	204,895	2,485,859	2,485,859	2,425,142
2013	361,123	0	0	0	361,123	4,381,268	6,867,127	3,970,829
2014	313,985	0	0	0	313,985	3,809,379	10,676,506	3,124,965
2015	277,787	0	0	0	277,787	3,370,208	14,046,714	2,502,497
2016	249,757	0	0	0	249,757	3,030,141	17,076,855	2,036,366
2017	225,766	0	0	0	225,766	2,739,070	19,815,925	1,666,035
2018	206,490	0	0	0	206,490	2,505,211	22,321,136	1,379,357
2019	190,261	0	0	0	190,261	2,308,318	24,629,454	1,150,493
2020	15,492	0	0	0	15,492	187,949	24,817,403	88,654

Sub-Total	2,045,557	0	0	0	2,045,557	24,817,403		18,344,337
Remainder	0	0	0	0	0	0	24,817,403	0
Total Future	2,045,557	0	0	0	2,045,557	24,817,403		18,344,337

Life of evaluation is: 7.59 years.

Final production rate: 565 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 6

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 A-05 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	387,961
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	379,328
REMARKS								15.00%	358,948
								20.00%	340,162
								25.00%	322,823

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	1,220	0	0	1,017	0	0	103.92	0.00	0.00
2013	1	2,168	0	0	1,807	0	0	103.92	0.00	0.00
2014	1	1,898	0	0	1,581	0	0	103.92	0.00	0.00

Sub-Total		5,286	0	0	4,405	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		5,286	0	0	4,405	0	0	103.92	0.00	0.00

Cumulative		247,100	0	78
Ultimate		252,386	0	78

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	105,663	0	0	0	105,663	0	0	0	105,663
2013	187,774	0	0	0	187,774	0	0	0	187,774
2014	164,344	0	0	0	164,344	0	0	0	164,344

Sub-Total	457,781	0	0	0	457,781	0	0	0	457,781
Remainder	0	0	0	0	0	0	0	0	0
Total Future	457,781	0	0	0	457,781	0	0	0	457,781

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	7,443	0	0	0	7,443	98,220	98,220	95,819
2013	13,226	0	0	0	13,226	174,548	272,768	158,183
2014	11,576	0	0	0	11,576	152,768	425,536	125,325

Sub-Total	32,245	0	0	0	32,245	425,536		379,328
Remainder	0	0	0	0	0	0	425,536	0
Total Future	32,245	0	0	0	32,245	425,536		379,328

Life of evaluation is: 2.50 years.

Final production rate: 149 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 7

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 A-07ST-1 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	29,434,283
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	27,771,072
REMARKS								15.00%	24,201,496
								20.00%	21,315,242
								25.00%	18,958,085

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	43,928	0	0	36,606	0	0	103.92	0.00	0.00
2013	1	79,645	0	0	66,370	0	0	103.92	0.00	0.00
2014	1	71,253	0	0	59,377	0	0	103.92	0.00	0.00
2015	1	64,329	0	0	53,608	0	0	103.92	0.00	0.00
2016	1	58,683	0	0	48,902	0	0	103.92	0.00	0.00
2017	1	53,596	0	0	44,663	0	0	103.92	0.00	0.00
2018	1	49,374	0	0	41,145	0	0	103.92	0.00	0.00
2019	1	45,716	0	0	38,096	0	0	103.92	0.00	0.00
2020	1	3,730	0	0	3,108	0	0	103.92	0.00	0.00

Sub-Total		470,252	0	0	391,876	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		470,252	0	0	391,876	0	0	103.92	0.00	0.00

Cumulative		2,785,917	0	343
Ultimate		3,256,169	0	343

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	3,804,254	0	0	0	3,804,254	0	0	0	3,804,254
2013	6,897,420	0	0	0	6,897,420	0	0	0	6,897,420
2014	6,170,656	0	0	0	6,170,656	0	0	0	6,170,656
2015	5,571,063	0	0	0	5,571,063	0	0	0	5,571,063
2016	5,082,079	0	0	0	5,082,079	0	0	0	5,082,079
2017	4,641,518	0	0	0	4,641,518	0	0	0	4,641,518
2018	4,275,912	0	0	0	4,275,912	0	0	0	4,275,912
2019	3,959,081	0	0	0	3,959,081	0	0	0	3,959,081
2020	322,986	0	0	0	322,986	0	0	0	322,986

Sub-Total	40,724,969	0	0	0	40,724,969	0	0	0	40,724,969
Remainder	0	0	0	0	0	0	0	0	0
Total Future	40,724,969	0	0	0	40,724,969	0	0	0	40,724,969

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	267,959	0	0	0	267,959	3,536,294	3,536,294	3,449,610
2013	485,832	0	0	0	485,832	6,411,588	9,947,882	5,809,340
2014	434,641	0	0	0	434,641	5,736,014	15,683,896	4,704,529
2015	392,408	0	0	0	392,408	5,178,655	20,862,552	3,844,795
2016	357,965	0	0	0	357,965	4,724,114	25,586,665	3,174,459
2017	326,934	0	0	0	326,934	4,314,585	29,901,250	2,624,154
2018	301,181	0	0	0	301,181	3,974,731	33,875,981	2,188,361
2019	278,865	0	0	0	278,865	3,680,216	37,556,197	1,834,204
2020	22,750	0	0	0	22,750	300,236	37,856,433	141,620

Sub-Total	2,868,535	0	0	0	2,868,535	37,856,433		27,771,072
Remainder	0	0	0	0	0	0	37,856,433	0
Total Future	2,868,535	0	0	0	2,868,535	37,856,433		27,771,072

Life of evaluation is: 7.59 years.

Final production rate: 601 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 8

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 A-10 (CAPROCK)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	1,142,309
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	1,085,239
REMARKS								15.00%	959,880
								20.00%	855,329
								25.00%	767,569

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	1,726	0	0	1,438	0	0	103.92	0.00	0.00
2013	1	3,269	0	0	2,724	0	0	103.92	0.00	0.00
2014	1	3,073	0	0	2,561	0	0	103.92	0.00	0.00
2015	1	2,889	0	0	2,407	0	0	103.92	0.00	0.00
2016	1	2,723	0	0	2,269	0	0	103.92	0.00	0.00
2017	1	2,552	0	0	2,127	0	0	103.92	0.00	0.00
2018	1	1,411	0	0	1,176	0	0	103.92	0.00	0.00

Sub-Total		17,642	0	0	14,702	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		17,642	0	0	14,702	0	0	103.92	0.00	0.00

Cumulative		5,704,003	0	613
Ultimate		5,721,645	0	613

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	149,481	0	0	0	149,481	0	0	0	149,481
2013	283,085	0	0	0	283,085	0	0	0	283,085
2014	266,111	0	0	0	266,111	0	0	0	266,111
2015	250,155	0	0	0	250,155	0	0	0	250,155
2016	235,781	0	0	0	235,781	0	0	0	235,781
2017	221,019	0	0	0	221,019	0	0	0	221,019
2018	122,208	0	0	0	122,208	0	0	0	122,208

Sub-Total	1,527,840	0	0	0	1,527,840	0	0	0	1,527,840
Remainder	0	0	0	0	0	0	0	0	0
Total Future	1,527,840	0	0	0	1,527,840	0	0	0	1,527,840

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	10,529	0	0	0	10,529	138,952	138,952	135,529
2013	19,940	0	0	0	19,940	263,146	402,098	238,321
2014	18,744	0	0	0	18,744	247,367	649,465	202,810
2015	17,620	0	0	0	17,620	232,535	882,001	172,590
2016	16,608	0	0	0	16,608	219,173	1,101,173	147,242
2017	15,568	0	0	0	15,568	205,451	1,306,624	124,933
2018	8,608	0	0	0	8,608	113,600	1,420,224	63,815

Sub-Total	107,616	0	0	0	107,616	1,420,224		1,085,239
Remainder	0	0	0	0	0	0	1,420,224	0
Total Future	107,616	0	0	0	107,616	1,420,224		1,085,239

Life of evaluation is: 6.08 years.

Final production rate: 199 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 9

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-01ST-1 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	957,132
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	936,424
REMARKS								15.00%	887,542
								20.00%	842,473
								25.00%	800,867

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	3,259	0	0	2,716	0	0	103.92	0.00	0.00
2013	1	5,337	0	0	4,447	0	0	103.92	0.00	0.00
2014	1	4,123	0	0	3,436	0	0	103.92	0.00	0.00
2015	1	290	0	0	241	0	0	103.92	0.00	0.00

Sub-Total		13,009	0	0	10,841	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		13,009	0	0	10,841	0	0	103.92	0.00	0.00

Cumulative		1,043,230	0	267
Ultimate		1,056,239	0	267

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	282,278	0	0	0	282,278	0	0	0	282,278
2013	462,168	0	0	0	462,168	0	0	0	462,168
2014	357,088	0	0	0	357,088	0	0	0	357,088
2015	25,078	0	0	0	25,078	0	0	0	25,078

Sub-Total	1,126,613	0	0	0	1,126,613	0	0	0	1,126,613
Remainder	0	0	0	0	0	0	0	0	0
Total Future	1,126,613	0	0	0	1,126,613	0	0	0	1,126,613

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	19,883	0	0	0	19,883	262,395	262,395	256,033
2013	32,554	0	0	0	32,554	429,615	692,010	389,713
2014	25,152	0	0	0	25,152	331,936	1,023,946	272,584
2015	1,766	0	0	0	1,766	23,312	1,047,258	18,094

Sub-Total	79,355	0	0	0	79,355	1,047,258		936,424
Remainder	0	0	0	0	0	0	1,047,258	0
Total Future	79,355	0	0	0	79,355	1,047,258		936,424

Life of evaluation is: 2.58 years.

Final production rate: 295 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 10

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-02 (CAPROCK)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	3,608,188
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	3,482,051
REMARKS								15.00%	3,197,332
								20.00%	2,950,539
								25.00%	2,735,533

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	10,144	0	0	8,453	0	0	103.92	0.00	0.00
2013	1	13,866	0	0	11,555	0	0	103.92	0.00	0.00
2014	1	10,064	0	0	8,387	0	0	103.92	0.00	0.00
2015	1	7,930	0	0	6,608	0	0	103.92	0.00	0.00
2016	1	6,281	0	0	5,234	0	0	103.92	0.00	0.00
2017	1	3,850	0	0	3,209	0	0	103.92	0.00	0.00

Sub-Total		52,135	0	0	43,446	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		52,135	0	0	43,446	0	0	103.92	0.00	0.00

Cumulative		5,699,817	0	757
Ultimate		5,751,953	0	757

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	878,495	0	0	0	878,495	0	0	0	878,495
2013	1,200,868	0	0	0	1,200,868	0	0	0	1,200,868
2014	871,611	0	0	0	871,611	0	0	0	871,611
2015	686,725	0	0	0	686,725	0	0	0	686,725
2016	543,918	0	0	0	543,918	0	0	0	543,918
2017	333,445	0	0	0	333,445	0	0	0	333,445

Sub-Total	4,515,062	0	0	0	4,515,062	0	0	0	4,515,062
Remainder	0	0	0	0	0	0	0	0	0
Total Future	4,515,062	0	0	0	4,515,062	0	0	0	4,515,062

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	61,878	0	0	0	61,878	816,617	816,617	797,476
2013	84,585	0	0	0	84,585	1,116,283	1,932,900	1,013,798
2014	61,393	0	0	0	61,393	810,217	2,743,117	665,296
2015	48,371	0	0	0	48,371	638,354	3,381,471	474,469
2016	38,312	0	0	0	38,312	505,606	3,887,077	340,158
2017	23,487	0	0	0	23,487	309,958	4,197,035	190,856

Sub-Total	318,026	0	0	0	318,026	4,197,035		3,482,051
Remainder	0	0	0	0	0	0	4,197,035	0
Total Future	318,026	0	0	0	318,026	4,197,035		3,482,051

Life of evaluation is: 5.26 years.

Final production rate: 387 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 11

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-04ST-1 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY

INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	1,215,321
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	1,178,963
REMARKS								15.00%	1,094,917
								20.00%	1,019,673
								25.00%	952,147

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	3,044	0	0	2,536	0	0	103.92	0.00	0.00
2013	1	5,340	0	0	4,450	0	0	103.92	0.00	0.00
2014	1	4,551	0	0	3,792	0	0	103.92	0.00	0.00
2015	1	3,899	0	0	3,249	0	0	103.92	0.00	0.00
2016	1	293	0	0	244	0	0	103.92	0.00	0.00

Sub-Total		17,126	0	0	14,272	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		17,126	0	0	14,272	0	0	103.92	0.00	0.00

Cumulative		1,903,798	0	252
Ultimate		1,920,924	0	252

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	263,582	0	0	0	263,582	0	0	0	263,582
2013	462,434	0	0	0	462,434	0	0	0	462,434
2014	394,112	0	0	0	394,112	0	0	0	394,112
2015	337,635	0	0	0	337,635	0	0	0	337,635
2016	25,392	0	0	0	25,392	0	0	0	25,392

Sub-Total	1,483,156	0	0	0	1,483,156	0	0	0	1,483,156
Remainder	0	0	0	0	0	0	0	0	0
Total Future	1,483,156	0	0	0	1,483,156	0	0	0	1,483,156

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	18,566	0	0	0	18,566	245,016	245,016	239,031
2013	32,572	0	0	0	32,572	429,862	674,878	389,632
2014	27,760	0	0	0	27,760	366,352	1,041,231	300,598
2015	23,782	0	0	0	23,782	313,853	1,355,083	233,118
2016	1,789	0	0	0	1,789	23,604	1,378,687	16,585

Sub-Total	104,469	0	0	0	104,469	1,378,687		1,178,963
Remainder	0	0	0	0	0	0	1,378,687	0
Total Future	104,469	0	0	0	104,469	1,378,687		1,178,963

Life of evaluation is: 3.58 years.

Final production rate: 297 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 12

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-05ST-1 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	469,319
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	459,055
REMARKS								15.00%	434,835
								20.00%	412,515
								25.00%	391,919

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	1,568	0	0	1,306	0	0	103.92	0.00	0.00
2013	1	2,609	0	0	2,174	0	0	103.92	0.00	0.00
2014	1	2,062	0	0	1,718	0	0	103.92	0.00	0.00
2015	1	147	0	0	122	0	0	103.92	0.00	0.00

Sub-Total		6,385	0	0	5,321	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		6,385	0	0	5,321	0	0	103.92	0.00	0.00

Cumulative		473,437	0	196
Ultimate		479,822	0	196

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	135,750	0	0	0	135,750	0	0	0	135,750
2013	225,958	0	0	0	225,958	0	0	0	225,958
2014	178,535	0	0	0	178,535	0	0	0	178,535
2015	12,713	0	0	0	12,713	0	0	0	12,713

Sub-Total	552,957	0	0	0	552,957	0	0	0	552,957
Remainder	0	0	0	0	0	0	0	0	0
Total Future	552,957	0	0	0	552,957	0	0	0	552,957

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	9,562	0	0	0	9,562	126,189	126,189	123,123
2013	15,916	0	0	0	15,916	210,042	336,231	190,499
2014	12,575	0	0	0	12,575	165,960	502,191	136,260
2015	895	0	0	0	895	11,817	514,008	9,172

Sub-Total	38,948	0	0	0	38,948	514,008		459,055
Remainder	0	0	0	0	0	0	514,008	0
Total Future	38,948	0	0	0	38,948	514,008		459,055

Life of evaluation is: 2.58 years.

Final production rate: 150 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 13

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-06ST-2 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	2,387,077
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	2,305,712
REMARKS								15.00%	2,120,968
								20.00%	1,959,580
								25.00%	1,818,012

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	6,516	0	0	5,430	0	0	103.92	0.00	0.00
2013	1	9,161	0	0	7,635	0	0	103.92	0.00	0.00
2014	1	7,070	0	0	5,891	0	0	103.92	0.00	0.00
2015	1	5,829	0	0	4,857	0	0	103.92	0.00	0.00
2016	1	4,821	0	0	4,018	0	0	103.92	0.00	0.00
2017	1	927	0	0	772	0	0	103.92	0.00	0.00

Sub-Total		34,324	0	0	28,604	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		34,324	0	0	28,604	0	0	103.92	0.00	0.00

Cumulative		936,503	0	179
Ultimate		970,827	0	179

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	564,332	0	0	0	564,332	0	0	0	564,332
2013	793,404	0	0	0	793,404	0	0	0	793,404
2014	612,242	0	0	0	612,242	0	0	0	612,242
2015	504,795	0	0	0	504,795	0	0	0	504,795
2016	417,545	0	0	0	417,545	0	0	0	417,545
2017	80,264	0	0	0	80,264	0	0	0	80,264

Sub-Total	2,972,582	0	0	0	2,972,582	0	0	0	2,972,582
Remainder	0	0	0	0	0	0	0	0	0
Total Future	2,972,582	0	0	0	2,972,582	0	0	0	2,972,582

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	39,750	0	0	0	39,750	524,582	524,582	512,302
2013	55,885	0	0	0	55,885	737,519	1,262,101	669,477
2014	43,124	0	0	0	43,124	569,118	1,831,219	467,119
2015	35,556	0	0	0	35,556	469,238	2,300,457	348,647
2016	29,411	0	0	0	29,411	388,135	2,688,592	261,033
2017	5,654	0	0	0	5,654	74,611	2,763,203	47,134

Sub-Total	209,379	0	0	0	209,379	2,763,203		2,305,712
Remainder	0	0	0	0	0	0	2,763,203	0
Total Future	209,379	0	0	0	209,379	2,763,203		2,305,712

Life of evaluation is: 4.72 years.

Final production rate: 349 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 14

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-08ST-1 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	4,640,599
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	4,449,942
REMARKS								15.00%	4,024,997
								20.00%	3,663,074
								25.00%	3,352,954

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	10,037	0	0	8,364	0	0	103.92	0.00	0.00
2013	1	16,511	0	0	13,759	0	0	103.92	0.00	0.00
2014	1	13,143	0	0	10,953	0	0	103.92	0.00	0.00
2015	1	10,711	0	0	8,926	0	0	103.92	0.00	0.00
2016	1	8,919	0	0	7,433	0	0	103.92	0.00	0.00
2017	1	7,512	0	0	6,260	0	0	103.92	0.00	0.00
2018	1	2,091	0	0	1,743	0	0	103.92	0.00	0.00

Sub-Total		68,925	0	0	57,437	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		68,925	0	0	57,437	0	0	103.92	0.00	0.00

Cumulative		414,054	0	162
Ultimate		482,978	0	162

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	869,258	0	0	0	869,258	0	0	0	869,258
2013	1,429,852	0	0	0	1,429,852	0	0	0	1,429,852
2014	1,138,256	0	0	0	1,138,256	0	0	0	1,138,256
2015	927,606	0	0	0	927,606	0	0	0	927,606
2016	772,410	0	0	0	772,410	0	0	0	772,410
2017	650,572	0	0	0	650,572	0	0	0	650,572
2018	181,104	0	0	0	181,104	0	0	0	181,104

Sub-Total	5,969,056	0	0	0	5,969,056	0	0	0	5,969,056
Remainder	0	0	0	0	0	0	0	0	0
Total Future	5,969,056	0	0	0	5,969,056	0	0	0	5,969,056

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	61,228	0	0	0	61,228	808,030	808,030	788,448
2013	100,714	0	0	0	100,714	1,329,138	2,137,168	1,205,526
2014	80,175	0	0	0	80,175	1,058,081	3,195,248	868,586
2015	65,338	0	0	0	65,338	862,268	4,057,516	640,681
2016	54,406	0	0	0	54,406	718,004	4,775,520	482,820
2017	45,824	0	0	0	45,824	604,748	5,380,268	368,046
2018	12,756	0	0	0	12,756	168,347	5,548,615	95,836

Sub-Total	420,441	0	0	0	420,441	5,548,615		4,449,942
Remainder	0	0	0	0	0	0	5,548,615	0
Total Future	420,441	0	0	0	420,441	5,548,615		4,449,942

Life of evaluation is: 5.82 years.

Final production rate: 549 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 15

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-09 (CAPROCK)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	2,254,051
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	2,139,220
REMARKS								15.00%	1,890,246
								20.00%	1,685,963
								25.00%	1,516,734

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	3,918	0	0	3,265	0	0	103.92	0.00	0.00
2013	1	6,884	0	0	5,737	0	0	103.92	0.00	0.00
2014	1	5,852	0	0	4,877	0	0	103.92	0.00	0.00
2015	1	4,975	0	0	4,146	0	0	103.92	0.00	0.00
2016	1	4,240	0	0	3,533	0	0	103.92	0.00	0.00
2017	1	3,594	0	0	2,995	0	0	103.92	0.00	0.00
2018	1	3,055	0	0	2,546	0	0	103.92	0.00	0.00
2019	1	2,593	0	0	2,161	0	0	103.92	0.00	0.00

Sub-Total		35,110	0	0	29,258	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		35,110	0	0	29,258	0	0	103.92	0.00	0.00

Cumulative		1,181,869	0	231
Ultimate		1,216,979	0	231

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	339,302	0	0	0	339,302	0	0	0	339,302
2013	596,173	0	0	0	596,173	0	0	0	596,173
2014	506,804	0	0	0	506,804	0	0	0	506,804
2015	430,831	0	0	0	430,831	0	0	0	430,831
2016	367,171	0	0	0	367,171	0	0	0	367,171
2017	311,206	0	0	0	311,206	0	0	0	311,206
2018	264,555	0	0	0	264,555	0	0	0	264,555
2019	224,569	0	0	0	224,569	0	0	0	224,569

Sub-Total	3,040,611	0	0	0	3,040,611	0	0	0	3,040,611
Remainder	0	0	0	0	0	0	0	0	0
Total Future	3,040,611	0	0	0	3,040,611	0	0	0	3,040,611

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	23,899	0	0	0	23,899	315,402	315,402	307,695
2013	41,993	0	0	0	41,993	554,181	869,583	502,316
2014	35,698	0	0	0	35,698	471,106	1,340,690	386,567
2015	30,346	0	0	0	30,346	400,485	1,741,174	297,490
2016	25,862	0	0	0	25,862	341,309	2,082,483	229,484
2017	21,920	0	0	0	21,920	289,286	2,371,769	176,058
2018	18,634	0	0	0	18,634	245,920	2,617,690	135,488
2019	15,818	0	0	0	15,818	208,751	2,826,440	104,123

Sub-Total	214,171	0	0	0	214,171	2,826,440		2,139,220
Remainder	0	0	0	0	0	0	2,826,440	0
Total Future	214,171	0	0	0	214,171	2,826,440		2,139,220

Life of evaluation is: 7.50 years.

Final production rate: 199 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 16

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 B-14 (G SAND)								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000	0.83333330		0.83333330	103.92		3.15	8.00%	22,936,958
FINAL	1.00000000	0.83333330		0.83333330	103.92		3.15	10.00%	21,761,700
REMARKS								15.00%	19,226,007
								20.00%	17,159,188
								25.00%	15,457,062

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	1	44,899	0	0	37,416	0	0	103.92	0.00	0.00
2013	1	69,747	0	0	58,122	0	0	103.92	0.00	0.00
2014	1	55,153	0	0	45,961	0	0	103.92	0.00	0.00
2015	1	46,406	0	0	38,672	0	0	103.92	0.00	0.00
2016	1	40,577	0	0	33,814	0	0	103.92	0.00	0.00
2017	1	36,125	0	0	30,104	0	0	103.92	0.00	0.00
2018	1	32,793	0	0	27,327	0	0	103.92	0.00	0.00
2019	1	30,137	0	0	25,114	0	0	103.92	0.00	0.00
2020	1	2,454	0	0	2,045	0	0	103.92	0.00	0.00

Sub-Total		358,290	0	0	298,575	0	0	103.92	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		358,290	0	0	298,575	0	0	103.92	0.00	0.00

Cumulative		3,813,787	0	488
Ultimate		4,172,077	0	488

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	3,888,399	0	0	0	3,888,399	0	0	0	3,888,399
2013	6,040,223	0	0	0	6,040,223	0	0	0	6,040,223
2014	4,776,399	0	0	0	4,776,399	0	0	0	4,776,399
2015	4,018,915	0	0	0	4,018,915	0	0	0	4,018,915
2016	3,514,072	0	0	0	3,514,072	0	0	0	3,514,072
2017	3,128,489	0	0	0	3,128,489	0	0	0	3,128,489
2018	2,839,925	0	0	0	2,839,925	0	0	0	2,839,925
2019	2,609,911	0	0	0	2,609,911	0	0	0	2,609,911
2020	212,490	0	0	0	212,490	0	0	0	212,490

Sub-Total	31,028,822	0	0	0	31,028,822	0	0	0	31,028,822
Remainder	0	0	0	0	0	0	0	0	0
Total Future	31,028,822	0	0	0	31,028,822	0	0	0	31,028,822

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	273,886	0	0	0	273,886	3,614,512	3,614,512	3,527,913
2013	425,454	0	0	0	425,454	5,614,769	9,229,282	5,094,176
2014	336,434	0	0	0	336,434	4,439,965	13,669,246	3,644,233
2015	283,079	0	0	0	283,079	3,735,836	17,405,082	2,774,819
2016	247,520	0	0	0	247,520	3,266,552	20,671,635	2,195,610
2017	220,361	0	0	0	220,361	2,908,128	23,579,763	1,769,020
2018	200,035	0	0	0	200,035	2,639,890	26,219,652	1,453,566
2019	183,834	0	0	0	183,834	2,426,077	28,645,729	1,209,192
2020	14,967	0	0	0	14,967	197,523	28,843,252	93,170

Sub-Total	2,185,570	0	0	0	2,185,570	28,843,252		21,761,700
Remainder	0	0	0	0	0	0	28,843,252	0
Total Future	2,185,570	0	0	0	2,185,570	28,843,252		21,761,700

Life of evaluation is: 7.59 years.

Final production rate: 557 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 17

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
OCS-G 12362 DEPLETED								DEPLETED
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000							8.00%	0
FINAL	0.00000000							10.00%	0
REMARKS								15.00%	0
								20.00%	0
								25.00%	0

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)

Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00

Cumulative		18,965,145	0	2,985
Ultimate		18,965,145	0	2,985

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $

Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%

Sub-Total	0	0	0	0	0	0		0
Remainder	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0		0

Life of evaluation is: 0.00 years.

Final production rate: 0 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.

[RYDER SCOTT LOGO]	K-MC VENTURES I LLC ESTIMATED FUTURE RESERVES AND INCOME ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS BEGINNING JULY 1, 2012 SEC PARAMETERS	TABLE 18

MAIN PASS BLOCK 299, LOUISIANA								OIL LEASE
FREEPORT-MCMORAN - OPERATOR								PROVED
MP 299 FIXED & ABAN								PRODUCING
		REVENUE INTEREST			PRODUCT PRICES			DISCOUNTED
	Expense Interest	Oil/ Condensate	Plant Products	Gas	Oil/Cond ($/bbl)	Plt. Prod. ($/bbl)	Gas ($/Mcf)	FUTURE NET INCOME - $ COMPOUNDED MONTHLY
INITIAL	1.00000000							8.00%	-91,824,008
FINAL	1.00000000							10.00%	-84,815,979
REMARKS	ABANDONMENT COST FOR PIPELINE SEGMENT SHOWN IN 2012. ABANDONMENT COSTS ARE SHOWN AS DEVELOPMENT COSTS IN YEAR FOLLOWING END OF FIELD LIFE.							15.00%	-70,416,967
								20.00%	-59,454,882
								25.00%	-50,985,021

		ESTIMATED 8/8THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES
Year	Number of Wells	Oil/Cond. (Barrels)	Plant Products (Barrels)	Gas (MMcf)	Oil/Cond. (Barrels)	Plant Products (Barrels)	Sales Gas (MMcf)	Oil/Cond. ($/bbl)	Plt Prod. ($/bbl)	Gas ($/Mcf)
2012	0	0	0	0	0	0	0	0.00	0.00	0.00
2013	0	0	0	0	0	0	0	0.00	0.00	0.00
2014	0	0	0	0	0	0	0	0.00	0.00	0.00
2015	0	0	0	0	0	0	0	0.00	0.00	0.00
2016	0	0	0	0	0	0	0	0.00	0.00	0.00
2017	0	0	0	0	0	0	0	0.00	0.00	0.00
2018	0	0	0	0	0	0	0	0.00	0.00	0.00
2019	0	0	0	0	0	0	0	0.00	0.00	0.00
2020	0	0	0	0	0	0	0	0.00	0.00	0.00
2021	0	0	0	0	0	0	0	0.00	0.00	0.00

Sub-Total		0	0	0	0	0	0	0.00	0.00	0.00
Remainder		0	0	0	0	0	0	0.00	0.00	0.00
Total Future		0	0	0	0	0	0	0.00	0.00	0.00

Cumulative		0	0	0
Ultimate		0	0	0

	COMPANY FUTURE GROSS REVENUE (FGR) - $					PRODUCTION TAXES - $			FGR AFTER
Year	From Oil/Condensate	From Plant Products	From Gas	Other	Total	Oil/ Condensate	Plant Prod./ Other	Gas	PRODUCTION TAXES - $
2012	0	0	0	0	0	0	0	0	0
2013	0	0	0	0	0	0	0	0	0
2014	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0
2016	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0
2018	0	0	0	0	0	0	0	0	0
2019	0	0	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0	0	0
2021	0	0	0	0	0	0	0	0	0

Sub-Total	0	0	0	0	0	0	0	0	0
Remainder	0	0	0	0	0	0	0	0	0
Total Future	0	0	0	0	0	0	0	0	0

	DEDUCTIONS - $					FUTURE NET INCOME BEFORE TAXES - $
	Operating	Ad Valorem	Development			Undiscounted		Discounted
Year	Costs	Taxes	Costs	Other	Total	Annual	Cumulative	@ 10.00%
2012	7,021,632	0	175,000	0	7,196,632	-7,196,632	-7,196,632	-7,013,935
2013	14,043,264	0	0	0	14,043,264	-14,043,264	-21,239,896	-12,714,759
2014	14,043,264	0	0	0	14,043,264	-14,043,264	-35,283,160	-11,510,343
2015	14,043,264	0	0	0	14,043,264	-14,043,264	-49,326,424	-10,420,016
2016	14,043,264	0	0	0	14,043,264	-14,043,264	-63,369,688	-9,430,623
2017	14,043,264	0	0	0	14,043,264	-14,043,264	-77,412,952	-8,537,096
2018	14,043,264	0	0	0	14,043,264	-14,043,264	-91,456,216	-7,728,412
2019	14,043,264	0	0	0	14,043,264	-14,043,264	-105,499,480	-6,996,332
2020	1,390,272	0	0	0	1,390,272	-1,390,272	-106,889,752	-650,791
2021	20,000	0	23,050,000	0	23,070,000	-23,070,000	-129,959,752	-9,813,672

Sub-Total	106,734,752	0	23,225,000	0	129,959,752	-129,959,752		-84,815,979
Remainder	0	0	0	0	0	0	-129,959,752	0
Total Future	106,734,752	0	23,225,000	0	129,959,752	-129,959,752		-84,815,979

Life of evaluation is: 8.59 years.

Final production rate: 12,627 bbl/month

These data are part of a Ryder Scott report and are subject to the conditions in the text of the report.